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                                                                   EXHIBIT 99-29


                      [FORM OF SPURS REMARKETING AGREEMENT]

               REMARKETING AGREEMENT, dated as of __________, ____ (the "SPURS Remarketing Agreement"), among:

               THE DETROIT EDISON COMPANY, a Michigan corporation (the
"Company");

and

               ________________ ("_________________" and, in its capacity as the remarketing agent hereunder, the "SPURS Agent").

               WHEREAS, the Company has issued $_______________ aggregate principal amount of its Remarketed Notes, Series __ due ____ (the "Notes") pursuant to an Indenture, dated as of June 30, 1993 (the "Original Indenture"), between the Company and Bankers Trust Company, as trustee (in such capacity, the "Trustee") and a _____ Supplemental Indenture, dated as of __, 1998 between the Company and the Trustee (together with the Original Indenture, as further amended or supplemented, the "Indenture");

               WHEREAS, the Notes are being sold initially pursuant to a distribution agreement, dated __________ _, ____ (the "Distribution Agreement"), between the Company and __________________;

               WHEREAS, the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333- ) under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the offering of Debt Securities, including the Notes, which registration statement was declared effective by order of the Commission on , and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such additional amended prospectuses as may hereafter be required;

               WHEREAS, the Company may elect to remarket the Notes in different Interest Rate Modes, including the SPURS Mode, and the Company and certain agents have entered into a Remarketing Agreement, dated as of ____________ __, ____ (the "Remarketing Agreement") to set forth certain understanding and procedures with respect to Notes remarketed in the Commercial Paper Term Mode or the Long Term Rate Mode; and

               WHEREAS, _____________ is prepared to act as the SPURS Agent with respect to the remarketing of the Notes on _____________ (the "SPURS Remarketing Date") pursuant to the terms of, but subject to the conditions set forth in, this Agreement;

               NOW, THEREFORE, for and in consideration of the covenants herein made and subject to the conditions herein set forth, the parties hereto agree as follows:

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               Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Indenture (including in the form of the Notes issued thereunder).

               Section 2. Representations and Warranties.

               (a) The Company represents and warrants to the SPURS Agent as of the date hereof, the Notification Date (as defined below), the Determination Date (as defined below), the SPURS Remarketing Date and each date thereafter, if any, of delivery of Notes by the SPURS Agent (each of the foregoing dates being hereinafter referred to as a "Representation Date"), that (i) no consent, approval, authorization, order or decree of any court or governmental agency or body, including as to an effective registration statement under the Securities Act with respect to the Notes, is required in connection with the remarketing of Notes pursuant hereto, and (ii) the representations and warranties contained in the Purchase Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof.

               (b) The Company further represents and warrants to the SPURS Agent as of each Representation Date as follows:

               (i) All of the required filings with the Commission made by the Company have been made on or before the relevant Representation Date under the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations") (collectively, the "Exchange Act Documents"), comply in all material respects with the requirements of the Exchange Act and Exchange Act Regulations, and each Exchange Act Document did not at the time of filing with the Commission, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Exchange Act Documents are independent public accountants as required by the Securities Act and the regulations of the Commission thereunder (the "Securities Act Regulations").

               (ii) The financial statements included or incorporated by reference in the Exchange Act Documents, together with the related schedules and notes, present fairly the financial condition and results of operations of the Company and its consolidated subsidiaries at the dates and for the periods indicated and comply with the applicable accounting requirements of the Exchange Act; said financial statements have been prepared in conformity with the generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in the Exchange Act Documents, if any, present fairly in accordance with GAAP the information required to be stated therein.

               (iii) Since the respective dates as of which information is given in the Exchange Act Documents, except as otherwise stated therein, there has not been any material adverse change, or any development which could reasonably be expected to result in a prospective material adverse change, in the financial condition, or in the


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          earnings, business, operations or business prospects of the
          Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

               (iv) This Agreement has been duly authorized, executed and delivered by the Company.

               (v) The Notes are rated at least ["____"] by Moody's Investors Service, Inc., at least ["____"] by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or, in each case, such other rating as to which the Company shall have most recently notified the SPURS Agent pursuant to Section 3(a) hereof. The Indenture has been validly authorized, executed and delivered by the Company and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act")), and, assuming that the Indenture has been duly executed and delivered by the Trustee, constitutes the legally binding obligation of the Company.

               (vi) The Notes have been validly authorized and executed by the Company and authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in the Distribution Agreement, and constitute legally binding obligations of the Company entitled to the benefits of the Indenture.

               (vii) Neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and in the prospectus relating to the initial issuance of the Notes (including the issuance and sale of the Notes and the use of the proceeds from the sale thereof as described under the caption "Use of Proceeds") have been duly authorized by all necessary corporate action on the part of the Company and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material agreement, indenture or instrument to which the Company or any such subsidiary is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in a material violation of the charter or by-laws of the Company or any such subsidiary or any order, rule or regulation in effect on the relevant Representation Date of any court or governmental agency having jurisdiction over the Company or any such subsidiary or its property.

               (viii) There is no material action, suit or proceeding before any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Exchange Act Documents (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof, or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.


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               (ix)   No consent, authorization or order of, or filing or
          registration with, any court or governmental agency is required on the relevant Representation Date for the execution, delivery and performance by the Company of this Agreement or the Indenture or the consummation of the transactions contemplated hereby and thereby, except such as have been already obtained.

               (x) The Company and its subsidiaries possess adequate certificates, authorities, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except to the extent that the failure to possess any such certificate, authority, license or permit, singly or in the aggregate, could not reasonably be expected to adversely affect the financial condition, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries considered as one enterprise. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

               (xi) The Company and each of its subsidiaries has title or rights to all real and personal property necessary for the conduct of the business of the Company or such subsidiary, except to the extent the failure to have such title or rights could not reasonably be expected to have a Material Adverse Effect.

               (xii) The Michigan Public Service Commission has authorized the issuance and sale of the Notes and the issuance and pledge of the Pledged Bond; and, other than approvals that may be required under state securities laws, no other approval of any regulatory public body, state or federal, is necessary in connection with the issuance and sale of the Notes or the issuance and pledge of the Pledged Bond.

               (xiii) The Company is not a "holding company" but is an "affiliate" of a "holding company" (within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act")), which holding company is exempt from the provisions of the 1935 Act, other than Section 9(a)(2) thereof, pursuant to Section 3(a)(2) thereof.

               (c) Any certificate signed by any director or officer of the Company or DTE Energy and delivered to the SPURS Agent or to counsel for the SPURS Agent in connection with the remarketing of the Notes shall be deemed a representation and warranty by the Company or DTE Energy, as the case may be, to the SPURS Agent as to the matters covered thereby.

               Section 3. Covenants. The Company covenants with the SPURS Agent as follows:

               (a) The Company will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the SPURS Agent of (i) any notification or announcement by a "nationally recognized statistical rating organization


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(as defined by the Commission for purposes of Rule 436(g)(2) under the
Securities Act) with regard to the ratings of any securities of the Company, including, without limitation, notification of a downgrade in or withdrawal of the rating of any security of the Company or notification or announcement of the placement of any rating of any securities of the Company under surveillance or review, including placement on Credit Watch or on Watch List with negative implications, or (ii) the occurrence at any time of any event set forth in
Section 9(d) of this Agreement.

               (b)    The Company will furnish to the SPURS Agent:

                      (i) if required as provided in paragraph (e) below for purposes of the remarketing, a then currently effective registration statement under the Securities Act and a then current prospectus relating to the Notes to be used by the SPURS Agent for remarketing and resale of the Notes (such registration statement (whether consisting of the registration statement relating to the initial issuance of the Notes, or any amendment thereto or a new registration statement) and any amendments thereto, including any such prospectus (whether consisting of the prospectus relating to the initial issuance of the Notes or any amendment or supplement thereto or a new prospectus) relating to the Notes constituting a part thereof, and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Exchange Act, the Securities Act, or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the SPURS Agent by the Company for use in connection with the remarketing of the Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the SPURS Agent for such use);

                      (ii) each Exchange Act Document filed after the date hereof; and

                      (iii) in connection with the remarketing of Notes, such other information as the SPURS Agent may reasonably request from time to time.

               The Company agrees to provide the SPURS Agent with as many copies of the foregoing written materials and other Company approved information as the SPURS Agent may reasonably request for use in connection with the remarketing of Notes and consents to the use thereof for such purpose.

               (c) If, at any time during which the SPURS Agent would be obligated to take any action under this Agreement, any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the Notes shall occur which could reasonably


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be expected to cause any of the reports, documents, materials or information referred to in paragraph (b) above or any document incorporated therein by reference (collectively, the "Remarketing Materials") to contain an untrue statement of a material fact or omit to state a material fact, the Company shall promptly notify the SPURS Agent in writing of the circumstances and details of such event or condition.

               (d) So long as the Notes are outstanding, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

               (e) The Company will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the 1939 Act and the rules and regulations of the Commission thereunder so as to permit the completion of the remarketing of the Notes as freely transferable securities, as contemplated in this Agreement and in the prospectus relating to the initial issuance of the Notes. In furtherance of the foregoing, if it shall be necessary, in the opinion of counsel for the SPURS Agent or for the Company to have a Registration Statement and a Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations and the Commission's interpretations of the Securities Act and the Securities Act Regulations, or if at any time when a Prospectus is required by the Securities Act to be delivered in connection with remarketing and resales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the SPURS Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, at its expense, will promptly (i) prepare and file with the Commission such Registration Statement and Prospectus, or such amendment or supplement as may be necessary to correct such statement or omission as referred to above or to make the Registration Statement or the Prospectus comply with such requirements as referred to above, (ii) furnish to the SPURS Agent such number of copies of such Registration Statement and Prospectus or such amendment, supplement or other document as the SPURS Agent may reasonably request and (iii) furnish to the SPURS Agent an officers' certificate, an opinion (including a statement as to the absence of material misstatements in or omissions from the Registration Statement and Prospectus, as amended or supplemented) of counsel for the Company satisfactory to the SPURS Agent and a "comfort letter" from the Company's independent accountants, in each case in form and substance satisfactory to the SPURS Agent, of the same tenor as the officers' certificate, opinion and comfort letter, respectively, delivered pursuant to the Distribution Agreement, but modified to relate to the Registration Statement and Prospectus as amended or supplemented to the date thereof.

               (f) The Company agrees that neither it nor any of its subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the Notes prior to the remarketing thereof by the SPURS Agent, other than pursuant to Section 4(g) or 4(h) of this Agreement.

               (g) Notwithstanding any provision to the contrary set forth in the Indenture, the Company shall (i) use its best efforts to maintain the Notes in book-entry form with The


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Depository Trust Company ("DTC") or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Notes in book-entry form, and (ii) waive any discretionary right it otherwise has under the Indenture to cause the Notes to be issued in certificated form.

               (h) To the extent that a Registration Statement and a Prospectus are required as contemplated in paragraph (e) above, the Company will comply with covenants of the same tenor as those set forth in the Distribution Agreement, but modified to relate to the Registration Statement and Prospectus.

               Section 4. Appointment and Obligations of the SPURS Agent.

               (a) Unless this Agreement is otherwise terminated in accordance with Section 12. hereof, in accordance with the terms, but subject to the conditions, of this Agreement, the Company hereby appoints ____________ and _____________ hereby accepts such appointment, as the exclusive SPURS Agent with respect to $_______________ aggregate principal amount of Notes, subject further to repurchase of the Notes in accordance with clause (h) of this
Section 4. or redemption of the Notes in accordance with clause (h) of this
Section 4.

               (b) It is expressly understood and agreed by the parties hereto that the obligations of the SPURS Agent hereunder with respect to the Notes to be remarketed on the SPURS Remarketing Date are conditioned on (i) the issuance and delivery of such Notes pursuant to the terms and conditions of the Purchase Agreement and (ii) the SPURS Agent's election on the Notification Date to purchase the Notes for remarketing on the SPURS Remarketing Date. It is further expressly understood and agreed by and between the parties hereto that, if the SPURS Agent has elected to remarket the Notes pursuant to clause (c) below, the SPURS Agent shall not be obligated to set the SPURS Interest Rate (as defined below) on any Notes, to remarket any Notes or to perform any of the other duties set forth herein at any time after the Notification Date in the event that (i) any of the conditions set forth in clauses (a), (b) or (c) of
Section 9 hereof shall not have been fully and completely met to the satisfaction of the SPURS Agent, or (ii) any of the events set forth in clause
(d) of Section 9 hereof shall have occurred.

               (c) On a Business Date not later than ten days prior to the SPURS Remarketing Date, the SPURS Agent will notify the Company and the Trustee as to whether it elects to purchase the Notes on the SPURS Remarketing Date (the "Notification Date"). If, and only if, the Remarketing Agent so elects, the Notes shall be subject to mandatory tender to the SPURS Agent for purchase and remarketing on the SPURS Remarketing Date, upon the terms and subject to the conditions described herein, including the Company's right to either convert the Notes to a new Interest Rate Mode on the SPURS Remarketing Date pursuant to the terms of clause (g) below or to redeem the Notes from the SPURS Agent in the manner described in clause (h) below. The purchase price of such tendered Notes shall be equal to 100% of the aggregate principal amount thereof. If the SPURS Agent for any reason does not purchase all tendered Notes on the SPURS Remarketing Date or if the SPURS Agent gives notice of its intention to remarket the Notes but for any reason does not purchase all tendered Notes on the SPURS Remarketing Date, then as of such date the Notes will cease to be in the SPURS Mode



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and the Notes will be subject to remarketing on such date by an agent appointed by the Company pursuant to the terms of the Remarketing Agreement.

               (d) Subject to the SPURS Agent's election to remarket the Notes as provided in clause (c) above by 3:30 p.m., New York City time, on the third Business Day immediately preceding the SPURS Remarketing Date (the "Determination Date"), the SPURS Agent shall determine the SPURS Interest Rate to the nearest one hundred-thousandth (0.00001) of one percent per annum. The "SPURS Interest Rate" shall be equal to the sum of _________% (the "Base Rate"), established by the SPURS Agent after consultation with the Company, and the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the Notes. The SPURS Interest Rate announced by the SPURS Agent, absent manifest error, shall be binding and conclusive upon the actual purchasers of the Notes ("Beneficial Owners") and Holders of the Notes, the Company and the Trustee.

               The "Applicable Spread" shall be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the SPURS Agent on the Determination Date from the bids quoted by up to five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the Notes at the Dollar Price, but assuming (i) an issue date equal to the SPURS Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the next succeeding Interest Rate Adjustment Date of the Notes and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above.

               "Comparable Treasury Issues" means the United States Treasury security or securities selected by the SPURS Agent as having an actual or interpolated maturity or maturities comparable or applicable to the remaining term to the succeeding Interest Rate Adjustment Date of the Notes being purchased.

               "Comparable Treasury Price" means, with respect to the SPURS Remarketing Date, (a) the offer prices of the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on the Determination Date, (i) the average of the Reference Treasury Dealer Quotations (as defined below) for the SPURS Remarketing Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the SPURS Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on BridgeTelerate, Inc. (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace BridgeTelerate, Inc.

               "Dollar Price" means, with respect to the Notes, the present value determined by the SPURS Agent, as of the SPURS Remarketing Date, of the Remaining Scheduled


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


          Payments (as defined below) discounted to the SPURS Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below).

               "Reference Corporate Dealers" means such Reference Corporate Dealers as shall be appointed by the SPURS Agent after consultation with the Company.

               "Reference Treasury Dealer" means such Reference Treasury Dealers as shall be appointed by the SPURS Agent after consultation with the Company.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the SPURS Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the SPURS Agent by such Reference Treasury Dealer by such Reference Treasury Dealer by 3:30 p.m., on the Determination Date.

               "Remaining Scheduled Payments" means, with respect to the Notes, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the SPURS Remarketing Date to and including the next succeeding Interest Rate Adjustment Date, as determined by the SPURS Agent.

               "Treasury Rate" means, with respect to the SPURS Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price for the SPURS Remarketing Date.

               (e) Subject to the SPURS Agent's election to remarket the Notes as provided in clause (c) above, the SPURS Agent shall notify the Company, the Trustee and The Depository Trust Company ("DTC") by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date of the SPURS Interest Rate applicable to the Notes effective from and including the SPURS Remarketing Date.

               (f) In the event that the SPURS Agent purchases the tendered Notes on the SPURS Remarketing Date, the SPURS Agent shall make or cause the Trustee to make, payment to the DTC participant of each tendering Beneficial Owner of Notes subject to remarketing, by book-entry through DTC by the close of business on the SPURS Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Notes, of the purchase price for such tendered Notes shall be equal to 100% of the aggregate principal amount thereof. The Company shall make, or cause the Trustee to make, payment of interest to each Beneficial Owner of Notes due on the SPURS Remarketing Date by book-entry through DTC by the close of business on the SPURS Remarketing Date.

               (g) If the SPURS Agent elects to remarket the Notes as provided in clause (c) above, then not later than the Business Day immediately preceding the Determination Date, the Company shall notify the SPURS Agent and the Trustee if the Company irrevocably elects to exercise its right to convert the Notes, in whole but not in part, to a new Interest Rate Mode. In


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such case, the Company shall pay to the SPURS Agent the excess of the Dollar
Price of the Notes over 100% of the principal amount on the Notes in same-day funds by wire transfer to an account designated by the SPURS Agent on the SPURS Remarketing Date. If the Company elects to convert the Notes, then as of the SPURS Remarketing Date the Notes will cease to be in the SPURS Mode, the SPURS Remarketing Date will constitute an Interest Rate Adjustment Date, and the Notes will be subject to remarketing on such date by a Remarketing Agent appointed by the Company in the Commercial Paper Term Mode or the Long Term Rate Mode or a new SPURS Mode.

               (h) If the SPURS Agent elects to remarket the Notes as provided in clause (c) above, then not later than the Business Day immediately preceding the Determination Date, the Company shall notify the SPURS Agent and the Trustee if the Company irrevocably elects to exercise its right to redeem the Notes, in whole but not in part, from the SPURS Agent on the SPURS Remarketing Date at the Optional Redemption Price. The "Optional Redemption Price" shall be the greater of (i) 100% of the aggregate principal amount of the Notes and (ii) the Dollar Price, plus in either case accrued and unpaid interest from the SPURS Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the Notes, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the SPURS Agent on the SPURS Remarketing Date.

               (i) In accordance with the terms and provisions of the Notes, the tender and settlement procedures set forth in this Section 4, including provisions for payment by purchasers of Notes in the remarketing or for payment to selling Beneficial Owners of tendered Notes, shall be subject to modification, notwithstanding any provision to the contrary set forth in the Indenture, to the extent required by DTC or, if the book-entry system is no longer available for the Notes at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of Notes in certificated from. In addition, the SPURS Agent may, notwithstanding anything to the contrary contained in the Indenture, modify the settlement procedures set forth in the Indenture and/or the Notes in order to facilitate the settlement process. If the Company fails to redeem the Notes from the SPURS Agent following any such election, the [SPURS Agent will be deemed to have elected not to remarket the Notes], subject to the obligation of the Company to pay the Calculation Amount to the SPURS Agent as provided in Section 12(e) of this Agreement.

               (j) In accordance with the terms and provisions of the Notes, the Company hereby agrees that at all times, notwithstanding any provision to the contrary set forth in the Indenture, (i) it will use its best efforts to maintain the Notes in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Notes in book-entry form and (ii) it will waive any discretionary right it otherwise may have under the Indenture to cause the Notes to be issued in certificated form.

               Section 5. Fees and Expenses. Subject to Section 12 of this Agreement, for its services in performing its duties set forth herein, the SPURS Agent will not receive any fees or reimbursement of expenses from the Company.

               Section 6. Resignation of the SPURS Agent. The SPURS Agent may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective 10 days after delivery of a written notice to the Company and the Trustee of such resignation. The SPURS Agent also may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective immediately, upon termination of this Agreement in accordance with
Section 12(b) hereof. It shall be the sole obligation of the Company to appoint a successor SPURS Agent.

               Section 7. Dealing in the Notes; Purchase of Notes by the
Company.

               (a) ________________, when acting as the SPURS Agent or in its individual or any other capacity, and its affiliates may, to the extent permitted by law, buy, sell, hold and deal in any of the Notes. _________________, as Holder or Beneficial Owner of the Notes, and its affiliates may exercise any vote or join as a Holder or Beneficial Owner, as the case may be, in any action which any Holder or Beneficial Owner of the Notes may be entitled to exercise or take pursuant to the Indenture with like effect as if ___________________ did not act in any capacity hereunder. The SPURS Agent, in its capacity, either as principal or agent, and its affiliates may also engage in or have an interest in any financial or other transaction with the Company as freely as if the SPURS Agent did not act in any capacity hereunder.

               (b) The Company may purchase Notes in the remarketing, provided that the SPURS Interest Rate established with respect to Notes in the remarketing is not different from the SPURS Interest Rate that would have been established if the Company had not purchased such Notes.

               Section 8. Information.

               (a) The Company agrees to furnish to the SPURS Agent (i) notice of the occurrence of any of the events set forth in Section 9 hereof and
(ii) in connection with the remarketing, promptly following any request therefor, such other information including, but not limited to, the operations, business affairs and financial condition of the Company, DTE Energy or any material subsidiary thereof, or compliance with the terms of this Agreement, as the SPURS Agent may reasonably request. The Company agrees to provide the SPURS Agent with as many copies of the foregoing materials and information as the SPURS Agent may reasonably request for use in connection with the remarketing and consents to the use thereof for such purpose.

               (b) If, at any time during the term of this Agreement, any event or condition known to the Company relating to or affecting the Company, DTE Energy or any subsidiary thereof or the Notes shall occur which might cause
(i) any of the Exchange Act Documents, (ii) any materials or information referred to in clause (i) of paragraph (a) above or (iii) any document incorporated therein by reference (collectively, the "Remarketing Materials") to include an untrue statement of a material fact or omit to state a material fact, the Company shall promptly notify the SPURS Agent in writing of the circumstances and details of such event or condition.

               Section 9. Conditions to SPURS Agent's Obligations. The obligations of the SPURS Agent under this Agreement have been undertaken in reliance on, and shall be subject to, (a) the due performance in all material respects by the Company of its respective obligations and agreements as set forth in this Agreement and the accuracy of the representations and warranties in this Agreement and any certificate delivered pursuant hereto, (b) the due performance in all material respects by the Company of its obligations and agreements set forth in, and the accuracy as of the dates specified therein of the representations and warranties contained in, the Distribution Agreement, (c) the submission of a bid by a Reference Corporate Dealer on the Determination Date to purchase the full aggregate principal amount of the Notes at the Dollar Price and (d) the further condition that none of the following events shall have occurred after the SPURS Agent elects on the Notification Date to remarket the
Notes:

               (i) the rating of any securities of the Company shall have been down graded or put under surveillance or review with negative implications, including being put on what is commonly termed a "watch list," or withdrawn by a nationally recognized statistical rating organization;

               (ii) without the prior written consent of the SPURS Agent, the Indenture (including the Notes) shall have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof, that in either case in the reasonable judgment of the SPURS Agent materially changes the nature of the Notes or the remarketing procedures (it being understood that, notwithstanding the provisions of this clause (ii), the Company shall not be prohibited from amending the Indenture);

               (iii) trading in any securities of the Company shall have been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices shall have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Agents, Inc. or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, New York or Michigan authorities.

               (iv) there shall have occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the SPURS Agent, impracticable to remarket the Notes or to enforce contracts for the sale of the Notes;

               (v) an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Notes shall have occurred and be continuing.

               (vi) any material adverse change, or any development which could reasonably be expected to result in a prospective material adverse change, in the financial condition, or in the earnings, business or operations or business prospects, of the Company and its subsidiaries taken as a whole, the effect of which is such as to make it, in the reasonable judgment of the SPURS Agent, impracticable to remarket the Notes or to enforce contracts for the sale of the Notes, shall have occurred since the Notification Date or since the respective dates as of which information is given in the Exchange Act Documents; or

               (vii) the Notes are not maintained in book-entry form with DTC or any successor thereto; provided, that the SPURS Agent, in its sole discretion and subject to receipt of an opinion of counsel for the Company reasonably satisfactory to the SPURS Agent, may waive the foregoing condition if in the SPURS Agent's judgment the Indenture and the Notes can be amended, and they are amended, so as to permit the remarketing of the Notes in certificated form and otherwise as contemplated herein.

               (e) In furtherance of the foregoing, the effectiveness of the SPURS Agent's election on the Notification Date to remarket the Notes shall be subject to the condition that the SPURS Agent shall have received a certificate of the Chairman of the Board, the President, the Chief Financial Officer or a Vice President of the Company, and the Treasurer or an Assistant Treasurer of the Company, dated as of the Notification Date, to the effect that (i) the Company has, prior to the SPURS Agent's election on the Notification Date to remarket the Notes, provided the SPURS Agent with notice of all events as required under Section 3(a) of this Agreement, (ii) the representations and warranties in this Agreement are true and correct at and as of the Notification Date and (iii) the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Notification Date. Such certificate shall be delivered by the Company to the SPURS Agent as soon as practicable following notification by the SPURS Agent to the Company on the Notification Date of its election to remarket the Notes and in any event prior to the Determination Date.

               In the event of the failure of any of the foregoing conditions, the SPURS Agent may terminate its obligations under this Agreement or determine the SPURS Interest Rate as provided in Section 12.

               Section 10. Indemnification.

               (a) The Company agrees to indemnify and hold harmless the SPURS Agent and its officers, directors and employees and each person, if any, who controls the SPURS Agent within the meaning of Section 20 of the Exchange Act as follows:

               (i) against any loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials (including any incorporated documents), or (B) the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (C) any violation by the Company of, or any failure by the Company to perform any of its respective obligations under this Agreement, or (D) the acts or omissions of the SPURS Agent in connection with its duties and obligations hereunder except to the extent due to its gross negligence or willful misconduct;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent to the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of, or based upon, any of items (A) through (D) in clause (i) above; provided that (subject to clause (d) below) such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the SPURS Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of, or based upon, any of items (A) through (D) in clause (i) above to the extent that any such expense is not paid under (i) or (ii) above; provided that the foregoing indemnity shall not apply to any losses, liabilities, claims, damages and expenses to the extent arising out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the SPURS Agent expressly for use in the Remarketing Materials.

               (b) The SPURS Agent agrees to indemnify and hold harmless the Company and its officers, directors and employees and each person, if any, who controls the Company within the meaning of Section 20 of the Exchange Act as follows:

               (i) against any loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statements or omissions made in the Remarketing Materials in reliance upon and in conformity with information furnished to the Company in writing by the SPURS Agent expressly for use in such Remarketing Materials;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of, or based upon, clause (i) above; provided that (subject to clause (d) below) such settlement is effected with the written consent of the SPURS Agent, which consent shall not be unreasonably withheld; and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Company), reasonably incurred in investigating preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of, or based upon, clause (i) above to the extent that any such expense is not paid under (i) or (ii) above.

               (c)    Promptly after receipt by any indemnified party under
Section 10(a) or Section 10(b) hereof of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 10(a) or Section 10(b) hereof, notify the indemnifying party in writing of the claim or the commencement of that action; provided however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided however, that an indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnified party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Section 10(a) and Section 10 (b) hereof, shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by clause (a)(ii) or (b)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

               (e) The indemnity agreements contained in this Section 10 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the SPURS Agent, and shall survive the termination or cancellation of this Agreement and the remarketing of any Notes hereunder.

               Section 11. Contribution. If the indemnification provided for in
Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the SPURS Agent on the other hand from the remarketing of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the SPURS Agent on the other hand in connection with the acts, failures to act, statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

               The relative benefits received by the Company on the one hand and the SPURS Agent on the other hand in connection with the remarketing of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the aggregate principal amount of the Notes, and (iii) the aggregate positive difference, if any, between the price paid by the SPURS Agent for the Notes tendered on the SPURS Remarketing Date and the price at which the Notes are sold by the SPURS Agent in the remarketing.

               The relative fault of the Company on the one hand the SPURS Agent on the other hand shall be determined by reference to, among other things, the responsibility hereunder of the applicable party for any act or failure to act relating to the losses, liabilities, claims, damages or expenses incurred or, in the case of any losses, liabilities, claims, damages or expenses arising out of any untrue or alleged untrue statement of a material fact contained in any of the Remarketing Materials.

               Section 12. Termination of Remarketing Agreement or Redetermination of the SPURS Interest Rate.

               (a) This Agreement shall terminate as to the SPURS Agent on the effective date of the resignation of the SPURS Agent pursuant to Section 6 hereof or the repurchase of the Notes by the Company pursuant to Section 4(h) hereof or the redemption of the Notes by the Company pursuant to Section 4(h) hereof.

               (b) In addition, the SPURS Agent may terminate all of its obligations under this Agreement by notifying the Company and the Trustee of its election to do so, at any time on or before the SPURS Remarketing Date, in the event that: (i) any of the conditions referred to or set forth in Section 9(a), (b) or (c) hereof have not been met or satisfied in full or (ii) any of the events set forth in Section 9(d) shall have occurred after the SPURS Agent elects to remarket the Notes.

               (c) Notwithstanding any provision herein to the contrary, in lieu of terminating this Agreement pursuant to Section 12(b) above, upon the occurrence of any of the events set forth therein, the SPURS Agent, in its sole discretion at any time between the Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the SPURS Remarketing Date, may elect to purchase the Notes for remarketing and determine a new SPURS Interest Rate in the manner provided in Section 4(d) of this Agreement, except that for purposes of determining the new SPURS Interest Rate pursuant to this paragraph the Determination Date referred to therein shall be the date of such election and redetermination. The SPURS Agent shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new SPURS Interest Rate applicable to the Notes. Thereupon, such new SPURS Interest Rate shall supersede and replace any SPURS Interest Rate previously determined by the SPURS Agent and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Notes on and after the SPURS Remarketing Date, the Company and the Trustee; provided that the SPURS Agent, by redetermining the SPURS Interest Rate upon the occurrence of any event set forth in Section 12(b) as set forth above, shall not thereby be deemed to have waived its right to determine a new SPURS Interest Rate or terminate this Agreement upon the occurrence of any other event set forth in Section 12(b).

               (d) If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party, except that, in the case of termination pursuant to Section 12(b) of this Agreement, the Company shall reimburse the SPURS Agent for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the SPURS Agent, and except further as set forth in Section 12(e) below. Section 1, Section 10, Section 11, Section 12(d) and Section 12(e) shall survive such termination and remain in full force and effect.

               (e) In the case of either (i) termination of this Agreement pursuant to Section 12(b), (ii) the occurrence, prior to the SPURS Agent's election on the Notification Date to remarket the Notes, of any event set forth in Section 9(d)(ii), (v) or (vii), (iii) after the SPURS Agent's election to remarket the Notes, no bid is submitted by a Reference Corporate Agent to the SPURS Agent on the Determination Date to purchase the full aggregate principal amount of the Notes at the Dollar Price or (iv) any failure by the Company to redeem the Notes from the SPURS Agent following any election by the Company to effect such redemption as specified in Section 4(h) (each a "Calculation Event"), the Company shall immediately following the Calculation Amount Determination Date (as defined below) pay the SPURS Agent, in same-day funds by wire transfer to an account designated by the SPURS Agent, the fair market value, calculated as set forth below, of the SPURS Agent's right to purchase and remarket the Notes pursuant to this Agreement (the "Calculation Amount").

               The Calculation Amount will be determined by the SPURS Agent in good faith and on a commercially reasonable basis and will be equal to an amount, if any, that would be paid by the SPURS Agent in consideration of an agreement between the SPURS Agent and a Reference Corporate Agent (other than the SPURS Agent) to enter into a transaction that would have the effect of preserving for the SPURS Agent the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent) by the SPURS Agent and the Beneficial Owners that would, but for the occurrence of the Calculation Event, have been required on the SPURS Remarketing Date; provided that, if the Calculation Amount is being determined with respect to a Calculation Event occurring on or after the SPURS Agent's election on the Notification Date to remarket the Notes, the Calculation Amount will be equal to the excess, if any, of (a) the Dollar Price over (b) the aggregate principal amount of the Notes then outstanding. In determining the Calculation Amount, the SPURS Agent will be entitled to assume that the Notes are obligations issued by the United States Department of the Treasury backed by the full faith and credit of the United States of America. The SPURS Agent shall determine the applicable Calculation Amount as soon as practicable after the occurrence of any of the events as described in (i) through (iii) in the preceding paragraph (the "Calculation Amount Determination Date"). The SPURS Agent shall promptly notify the Company of the Calculation Amount by telephone, confirmed in writing (which may include facsimile or other electronic transmission). The Calculation Amount, absent manifest error, shall be binding and conclusive upon the parties hereto.

               (f) This Agreement shall not be subject to termination by the Company.

               Section 13. SPURS Agent's Performance; Duty of Care. The duties and obligations of the SPURS Agent shall be determined solely by the express provisions of this Agreement and the Indenture. No implied covenants or obligations of or against the SPURS Agent shall be read into this Agreement or the Indenture. In the absence of bad faith on the part of the SPURS Agent, the SPURS Agent may conclusively rely upon any document furnished to it, which purports to confirm to the requirements of this Agreement and the Indenture, as to the truth of the statements expressed in any of such documents. The SPURS Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The SPURS Agent shall incur no liability to the Company or to any Beneficial Owner to Holder of Notes in its individual capacity or as SPURS Agent for any action or failure to act in connection with the remarketing or otherwise, except as a result of gross negligence or willful misconduct on its part.

               Section 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

               Section 15. Terms of Agreement. Unless otherwise terminated in accordance with the provision hereof, this Agreement shall remain in full force and effect from the date hereof until the earlier of the first day thereafter on which no Notes are outstanding or the completion of the remarketing of the Notes. Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of the Company pursuant to Section 10,
Section 11 and Section 12 hereof shall remain operative and in full force and effect until fully satisfied.

               Section 16. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of the SPURS Agent. The rights and obligations of the SPURS Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company, except that the SPURS Agent may assign and delegate all or any portion of its rights and obligations hereunder to _____________________________ (or any other affiliate of ____________________ registered as a broker-dealer under the Exchange Act) and that any such delegation will relieve the SPURS Agent of the obligations so delegated. This Agreement shall inure to the benefit of and be binding upon the Company and the SPURS Agent and their respective successors and permitted assigns, and will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling the SPURS Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any indemnified party to the extent provided in Section 10 hereof, or any person entitled to contribution to the extent provided in Section 11 hereof. The terms "successors" and "assigns" shall not include any purchaser or any Notes merely because of such purchase.

               Section 17. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

               Section 18. Severability. If any person of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

               Section 19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

               Section 20. Amendments. This Agreement may be amended by any instrument in writing signed by each of the parties hereto so long as this Agreement as amended is not inconsistent with the Indenture in effect as of the date of any such amendment.

               Section 21. Notices. Unless otherwise specified, any notices, requests, consents, waivers or other communications given or made hereunder or pursuant hereto shall be made in writing (which may include facsimile or other electronic transmission) and shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

               (a) to the Company:

                   The Detroit Edison Company
                   2000 Second Avenue
                   Detroit, Michigan  48226
                   Telephone:
                   Facsimile:
                   Attention:

               (b) to _______________________:








or to such other address as the Company or the SPURS Agent shall specify in writing.

               IN WITNESS WHEREOF, each of the Company and the SPURS Agent has caused this Remarketing Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                                 THE DETROIT EDISON COMPANY



                                 By:__________________________________
                                      Title


                                 [              ]



                                 By:__________________________________
                                      Title: